SONNENSCHEIN NATH & ROSENTHAL
                                8000 SEARS TOWER
                             CHICAGO, ILLINOIS 60026

                               Jacques K. Meguire
                                 (312) 876-8169

                                December 15, 1997





LaserSight Incorporated
12161 Lackland Road
St. Louis, Missouri  63146

Gentlemen:

         We have acted as counsel to LaserSight Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") pursuant to the Company's Registration Statement on Form S-3 filed on September 29, 1997, as amended by Amendment No. 1 filed on November 20, 1992, and as further amended by Amendment No. 2 thereto filed on or about the date of this letter (File No. 333-36655) (as so amended, the "Registration Statement") of an aggregate of up to 8,393,668 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") issued or issuable from time to time by the Company as follows:

         (i) an aggregate of up to 7,603,668 shares issuable upon the conversion (such shares, the "Conversion Shares") from time to time (but not after August 29, 2000) of the Company's Series B Convertible Participating Preferred Stock (the "Series B Preferred Stock"); and

         (ii) up to 790,000 shares (the "Warrant Shares" and with the Conversion Shares, collectively, the "Shares") issuable upon the exercise of outstanding warrants to purchase Common Stock (the Warrants") issued by the Company in connection with the private placement of the Series B Preferred Stock in August 1997.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Amendment of Certificate of Incorporation of the Company (the "Charter") as currently in effect, various resolutions of the Board of Directors of the Company, and such agreements, instruments, certificates of public officials and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

LaserSight Incorporated
December 15, 1997
Page 2


         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Shareholders (as defined in the Registration Statement) and others.

         We note that the Charter provides that the Company shall not issue more than 1,995,534 Conversion Shares and Warrant Shares in the aggregate without the prior approval of the shareholders of the Company as required by a listing rule of the NASDAQ Stock Market.

         Based upon and subject to the foregoing, we are of the opinion that:

                  (i) the Conversion Shares have been duly authorized for issuance upon the conversion of the Series B Preferred Stock in accordance with the Charter, and will, when so issued, will be validly issued, fully paid and nonassessable; and

                  (ii) the Warrant Shres have been duly authorized for issuance upon the exercise of the Warrants, and when issued and paid for in accordance with the related agreements, will be validly issued, fully paid and nonassessable;

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.



                                                    Very truly yours,

                                              SONNENSCHEIN NATH & ROSENTHAL



                                              By: /s/ Jacques K. Meguire
                                                  --------------------------
                                                   Jacques K. Meguire